                                                                    EXHIBIT 11.1


                       booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

                   Three Months Ended March 31, 2000 and 1999
                                  (unaudited)

                                                                        Three Months Ended March 31,
                                                                        ----------------------------
                                                                            2000            1999
                                                                        ----------        ----------
BASIC NET LOSS PER COMMON SHARE:
  Net loss applicable to common shares as reported ............         $(1,612,945)    $  (585,807)
  Weighted average number of common shares outstanding.
     Common Stock .............................................           7,643,423       6,896,552
                                                                        -----------     -----------

     Basic net loss per common share ..........................         $      (.21)    $      (.08)
                                                                        -----------     -----------

DILUTED NET LOSS PER COMMON SHARE:
  Net loss applicable to common shares as reported ............         $(1,612,945)    $  (585,807)
  Weighted average number of common shares outstanding:
     Common Stock .............................................           7,643,423     $ 6,896,552
     Effect of Common Stock equivalents .......................                  --              --
                                                                        -----------     -----------
        Total .................................................           7,643,423     $ 6,896,552
                                                                        -----------     -----------
     Diluted net loss per common share ........................         $      (.21)    $      (.08)
                                                                        ===========     ===========
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